Exhibit 10.22

SECOND AMENDMENT
TO THE
CATERPILLAR INC.
SUPPLEMENTAL EMPLOYEES’ INVESTMENT PLAN
Caterpillar Inc. (the “Company”) sponsors the Caterpillar Inc. Supplemental Employees’ Investment Plan (the “Plan”). The Plan was most recently amended and restated effective May 15, 2017 by a document dated May 9, 2017. Pursuant to Section 9.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, the Company amends the Plan to update the name of the Compensation + Benefits department.
1.    This Second Amendment shall be effective as of September 1, 2018.
2.    Section 1.1(l) of the Plan is amended in its entirety to read as follows:
“(l)    “Director” means the Company’s Director of Total Rewards.”
3.    This Second Amendment amends only the provisions of the Plan as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Second Amendment.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized representative as of this 14th day of December, 2018.
CATERPILLAR INC.

/s/ Cheryl H. Johnson
Cheryl H. Johnson
Chief Human Resources Officer

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